Exhibit 3.2

(FINAL AS OF 3/31/03)

AMENDED BY-LAWS

OF

SINCLAIR BROADCAST GROUP, INC.

ARTICLE 1

Stockholders

SECTION 1            Annual Meeting.  The annual meeting of the stockholders of the Corporation for the purpose of electing directors to succeed those whose terms shall have expired as of the date of such annual meeting, and for the transaction of such other corporate business as may come before the meeting, shall be held on the date and at the time fixed, from time to time, by the directors, and each successive meeting shall be held on a date within thirteen months after the date of the proceeding annual meeting.

SECTION 2            Special Meetings.  Special meetings of the stockholders may be called at any time for any purpose or purposes by the Chairman of the Board, the President, by a Vice President, or by a majority of the Board of Directors, and shall be called forthwith by the Chairman of the Board, the President, by a Vice President, the Secretary or any director of the Corporation upon the request in writing of the holders of a majority of all the votes entitled to be cast with regard to the business to be transacted at such meeting.  Such request shall state the purpose or purposes of the meeting.  Business transacted at all special meetings of stockholders shall be confined to the purpose or purposes in the notice of the meeting.

SECTION 3            Place of Holding Meetings.  All meetings of stockholders shall be held at the principal office of the Corporation or elsewhere, inside or outside of Maryland, as designated by the Board of Directors.

SECTION 4            Notice of Meetings; Waiver of Notice.  Not less than ten (10) nor more than ninety (90) days before each stockholders’ meeting, the Secretary shall give written notice of the meeting to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting.  The notice shall state the time and place of the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting.  Notice is given to a stockholder when it is personally delivered to him, left at his residence or usual place of business, or mailed to him at his address as it appears on the records of the Corporation.  Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if such person before or after the meeting signs a waiver of the notice which is filed with the records of stockholders meetings, or is present at the meeting in person or by proxy.  Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

SECTION 5            Quorum; Voting.

a)     Unless statute or the Charter provides otherwise, at a meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum and a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting.  In the absence of a quorum, the stockholders present in person or by proxy, by majority of the votes present and entitled to be cast and without notice other than by announcement, may adjourn the meeting from time to time until a quorum shall attend.  At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meetings originally notified.  In the event that at any meeting a quorum exists for the transaction of other business, the business as to which a quorum is present may be transacted by the holders of stock present in person or by proxy who are entitled to vote thereon.

b)    Shares registered in the name of another corporation, if entitled to vote, may be voted by the president or a vice-president of that corporation, or by a proxy appointed by the president or a vice-president of that corporation.  Any fiduciary may vote shares registered in such fiduciary’s name, either in person or by proxy.

c)     Shares of stock of the Corporation owned either directly or indirectly by the Corporation shall not be voted unless held in a fiduciary capacity.  The President or a Vice-President of the Corporation is authorized to vote any shares of another corporation held by the Corporation.

SECTION 6            General Right to Vote; Proxies.  Unless the Charter provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one (1) vote on each matter submitted to a vote at a meeting of stockholders.  In all elections for directors, each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted, but in no event shall a single share be entitled to cast multiple votes for the same individual.  A stockholder may vote the stock he owns of record either in person or by written proxy signed by the stockholder or by his duly authorized attorney in fact.  Such proxy shall be filed with the Secretary of the Corporation before the meeting.  Unless a proxy provides otherwise, it is not valid more than eleven (11) months after its date.

SECTION 7            List of Stockholders.  At each meeting of stockholders, a full, true and complete list of all stockholders entitled to vote at such meeting, showing the number and class of shares held by each and certified by the transfer agent for such class or by the Secretary, shall be furnished by the Secretary.

SECTION 8            Conduct of Voting.  At all meetings of stockholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions touching the qualification of votes and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.  If demanded by stockholders, present in person or by proxy, entitled to cast ten percent (10%) in number of votes entitled to be cast, or if ordered by the chairman, the vote upon any election or question shall be taken by ballot and, upon like demand or order, the voting shall be conducted by two inspectors, in which event the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes, shall be decided by such inspectors.  Unless so demanded or ordered, no vote need be by ballot and voting need not be conducted by inspectors.  The stockholders at any meeting may choose an inspector or inspectors to act at such meeting, and in default of such election the chairman of the meeting may appoint an inspector or inspectors.  No candidate for election as a director at a meeting shall serve as an inspector thereat.

SECTION 9            Informal Action by Stockholders.  Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if there is filed with the records of stockholders meeting: (i) a written notice of the contemplated action with verification that it has been sent to all stockholders at their last known address, and (ii) a written consent which sets forth the action and which is signed by the majority of stockholders entitled to vote.

ARTICLE II

Board of Directors

SECTION 1            Function of Directors.  The Corporation shall be managed under the direction of the Board of Directors.  The Board of Directors may exercise all the powers of the Corporation, except those conferred on or reserved to the stockholders by statute or by the Charter or By-Laws.

SECTION 2            Number of Directors.  The Corporation shall have at least three (3) directors at all times.   The Corporation shall have the number of directors provided by a resolution passed by the Board of Directors.  A majority of the entire Board of Directors may alter the number of directors not to exceed nine (9) directors, but the action may not affect the tenure of office of any director.

SECTION 3            Election and Tenure of Directors.  The Directors shall hold office for a term of one (1) year or until the first annual meeting of stockholders following their election.  Each director elected shall hold office until his successor shall be elected and shall qualify.  Notwithstanding anything contained in these By-Laws to the contrary, the affirmative vote of stockholders holding a majority of the votes entitled to be cast for the election of Directors shall be required to amend or repeal or to adopt any provisions inconsistent with this Section 3.

SECTION 4            Removal of Director.  At any meeting of the stockholders held for that purpose, any director may, by a majority vote of all votes entitled to be cast, be removed from office, but only for cause.  Cause is defined as; (i) conviction of a crime effecting the Company’s reputation or which precludes the Director from performing his duties and responsibilities to the shareholders of the Corporation; (ii) a breach of fiduciary duty to the corporation and the shareholders; and (iii) repeated failure to exercise and/or undertake his duties as a Director.

SECTION 5            Filing of Vacancies.  In the case of any vacancy in the Board of Directors through death, resignation, disqualification, removal or other cause, the remaining directors, by affirmative vote of the majority thereof, may elect a successor to hold office for the unexpired portion of the term of the director whose place shall be vacant, and until the election of his successor, or until he shall be removed, prior thereto, by an affirmative vote of a majority of the votes entitled to be cast by stockholders.

Similarly and in the event of the number of directors being increased as provided in these By-Laws, the additional directors so provided for shall be elected by a majority of the entire Board of Directors already in office and shall hold office until the next annual meeting of stockholders and thereafter until his or their successors shall be elected and duly qualified.

SECTION 6            Regular Meetings.  After each meeting of stockholders at which a member of the Board of Directors shall have been elected, the Board of Directors so elected shall meet as soon as practicable for the purpose of organization and the transaction of other business; and in the event that no other time is designated by the stockholders, the Board of Directors shall meet one hour after the time for such stockholders’ meeting or immediately following the close of such meeting, whichever is later, on the day of such meeting.  Such first regular meeting shall be held at any place in or out of the State of Maryland as may be designated by the Board of Directors for such first regular meeting, or in default of such designation at the place of the holding of the immediately preceding meeting of stockholders.  No notice of such first meeting shall be necessary if held as hereinabove provided.  Any other regular meeting of the Board of Directors shall be held on such date and at any place in or out of the State of Maryland as may be designated from time to time by the Board of Directors.

SECTION 7            Special Meetings.  Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the President or a Vice President or by a majority of the Board of Directors by vote at a meeting, or in writing with or without a meeting.  A special meeting of the Board of Directors shall be held on such date and at any place in or out of the State of Maryland as may be designated from time to time by the Board of Directors.  In the absence of such designation such meeting shall be held at such place as may be designated in the call.

SECTION 8            Notice of Meeting.  Except as provided in Article II, Section 6, the Secretary shall give notice to each director of each regular and special meeting of the Board of Directors.  The notice shall state the time and place of the meeting.  Notice is given to a director when it is delivered personally to him, left at his residence or usual place of business, or sent by telegraph, at least twenty-four (24) hours before the time of the meeting or, in the alternative by mail to his address as it shall appear on the records of the Corporation, at least seventy-two (72) hours before the time of the meeting.  Unless the By-Laws or a resolution of the Board of Directors provide otherwise, the notice need not state the business to be transacted at or the purposes of any regular or special meeting of the Board of Directors.  No notice of any meeting of the Board of Directors need be given to any director who attends, or to any director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice.  Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

SECTION 9            Action by Directors.  Unless statute or the Charter or By-Laws require a greater proportion, the action of a majority of the directors present at a meeting at which a quorum is present is action of the Board of Directors.  A three-fifths (3/5) majority of the entire Board of Directors shall constitute a quorum for the transaction of business.  In the absence of a quorum, the directors present by majority vote and without notice other than by announcement may adjourn the meeting from time to time until a quorum shall attend.  At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.  Any action required or permitted to be taken at a meeting of the Board of Directors or of a committee of the Board may be taken without a meeting, if an unanimous written consent which sets forth the action is signed by each member of the Board or committee and filed with the minutes of proceedings of the Board or committee.

SECTION 10          Meeting by Conference Telephone.  Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear and speak to each other at the same time.  Participation in a meeting by these means constitutes presence in person at a meeting.

SECTION 11          Compensation  By resolution of the Board of Directors a fixed sum and expenses, if any, for attendance at each regular or special meeting of the Board of Directors or of committees thereof, and other compensation for their services as such or on committees of the Board of Directors, may be paid to directors.  A director who serves the Corporation in any other capacity also may receive compensation for such other services, pursuant to a resolution of the Directors.

SECTION 12          Liability of Directors.  A director shall perform his duties as a director, including his duties as a member of any Committee of the Board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interest of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.  In performing his duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by:

a)     one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented;

b)    counsel, certified public accountants, or other persons as to matters which the director reasonably believes to be within such person’s professional or expert competence; or

c)     a Committee of the Board upon which he does not serve, duly designated in accordance with a provision of the Articles of Incorporation or the By-Laws, as to matters within its designated authority, which Committee the director reasonably believes to merit confidence.

A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted.  A person who performs his duties in compliance with this Section shall have no liability by reason of being or having been a director of the Corporation.

ARTICLE III

Committees

The Board of Directors may appoint from among its members an Executive Committee and other committees composed of two or more directors and delegate to these committees in the intervals between meetings of the Board of Directors any of the powers of the Board of Directors, except the power to declare dividends or distributions on stock, approve any merger or share exchange which does not require stockholder approval, amend the By-Laws, issue stock or recommended to the stockholders any action which requires stockholder approval.  Each committee may fix rules of procedure for its business.  A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee.  The members of a committee present at any meetings, whether or not they constitute a quorum, may appoint a director to act in place of an absent member.  The members of a committee may conduct any meeting thereof by conference telephone in accordance with the provisions of Article II, Section 10.  The Board of Directors has appointed an Executive Committee consisting of David D. Smith, Robert E. Smith, Frederick G. Smith, and J. Duncan Smith.

ARTICLE IV

Officers

SECTION 1            Executive Officers.  The Corporation shall have a President, who shall be a director of the Corporation, a Secretary and a Treasurer.  It may also have a Chairman of the Board, who shall be a director of the Corporation, and one or more Vice-Presidents, one or more Assistant Vice-Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers.  A person may hold more than one office in the Corporation but may not serve concurrently as both President and Vice-President or both President and Secretary of the Corporation.

SECTION 2            Chairman of the Board.  The Chairman of the Board, if one be elected, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present.  He shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors.

SECTION 3            Chief Executive Officer.  The Board of Directors may elect a chief executive officer.  The chief executive officer shall have the responsibility for implementing the policies of the Corporation, as determined by the Board of Directors, and for administering the business affairs of the Corporation.

SECTION 4            Chief Operating Officer.  The Board of Directors may elect a chief operating officer.  The chief operating officer will have the duties as set forth by the Board of Directors or by the chief executive officer.

SECTION 5            Chief Financial Officer.  The Board of Directors may elect a chief financial officer.  The chief financial officer will have duties as set forth by the Board of Directors or by the chief executive officer.

SECTION 6            President.  In the absences of the Chairman of the Board, the President shall preside at all meetings of the stockholders and of the Board of Directors at which he shall be present; under the direction of the chief executive officer, the president shall have general charge and supervision of the assets and affairs of the Corporation; he may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation; and, in general, he shall perform all duties incident to the office of a president of a corporation, and such other duties as may from time to time be assigned to him by the Board of Directors.

SECTION 7            Vice-Presidents.  The Vice-President or Vice-Presidents, at the request of the President or in his absence or during his inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President.  If there be more than one Vice-president, the Board of Directors may determine which one or more of the Vice-Presidents shall perform any such duties or exercise any such functions, or if such determination is not made by the Board of Directors, the President may make such determination; otherwise any of the Vice-presidents may perform any of such duties or exercise any of such functions.  The Vice-President or Vice-Presidents shall have such other powers and perform such other duties, and have such additional descriptive designations in their titles (if any), as may be assigned by the Board of Directors or the President.

SECTION 8            Secretary.  The Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors and of any committees, in books provided for the purpose; he shall see that all notices are duly given in accordance with the provisions of the By-Laws or as required by law; he shall be custodian of the records of the Corporation; he shall witness all documents on behalf of the Corporation, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required to be under its seal, and, when so affixed, may attest the same; and in general, he shall perform all duties incident to the office of a secretary of a corporation, and such other duties as may from time to time be assigned to him by the Board of Directors or the President.

SECTION 9            Treasurer.  The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; and, in general, he shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as may from time to time be assigned to him by the Board of Directors or the President.

SECTION 10          Assistant Officers.  The Assistant Vice-Presidents shall have such duties as may from time to time be assigned to them by the Board of Directors or the President.  The Assistant Secretaries shall have such duties as may from time to time be assigned to them by the Board of Directors or the Secretary.  The Assistant Treasurers shall have such duties as may from time to time be assigned to them by the Board of Directors or the Treasurer.

SECTION 11          Subordinate Officers.  The Corporation may have such subordinate officers as the Board of Directors may from time to time deem desirable.  Each such officer shall hold office for such period and perform such duties as the Board of Directors, the President or the committee or officer designated pursuant to Article IV, Section 10 may prescribe.

SECTION 12          Compensation.  The Board of Directors shall have power to fix the salaries and other compensation and remuneration, of whatever kind, of all officers of the Corporation.  It may authorize any committee or officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the salaries, compensation and remuneration of such subordinate officers.

SECTION 13          Election, Tenure and Removal of Officers.  The Board of Directors shall elect the officers.  The Board of Directors may from time to time authorize any committee or officer to appoint subordinate officers.  An officer serves for one year or for such longer term as the Board of Directors may fix, and until his successor is elected and qualifies.  The Board of Directors may remove any officer or agent of the Corporation, but only for cause.  Cause is defined as; (i) conviction of a crime effecting the Company’s reputation or which precludes the officer or agent from performing his duties and responsibilities to the shareholders of the Corporation; (ii) a breach of fiduciary duty to the corporation and the shareholders and; (iii) repeated failure to exercise and/or undertake his duties as an officer or agent.  The removal of an officer or agent does not prejudice any of such person’s contract rights.  The Board of Directors (or any committee or officer authorized by the Board of Directors) may fill a vacancy which occurs in any office for the unexpired portion of the term of that office, or for any shorter period if such unexpired term is greater than one (1) year.

ARTICLE V

Stock

SECTION 1            Certificates for Stock.  Each stockholder is entitled to certificates which represent and certify the shares of stock he holds in the Corporation.  Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder and the class of stock and number of shares represented by the certificate and be in such form, not inconsistent with law or with the Charter, as shall be approved by the Board of Directors.  Each stock certificate shall be signed by the President, a Vice President, or the Chairman of the Board and countersigned by the Secretary, and Assistant Secretary, the Treasurer, or an Assistant Treasurer.  Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signature may be either manual or facsimile signatures.  A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.

SECTION 2            Transfers.  The Board of Directors shall have power and authority to make such results and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock; and may appoint transfer agents and registrars thereof.  The duties of transfer agent and registrar may be combined.

SECTION 3            Record Date and Closing of Transfer Books.  The Board of Directors may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, vote at a meeting, receive a dividend, or be allotted other rights.  The record date may not be more than ninety (90) days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than twenty (20) days; and, in the case of a meeting of stockholders, the record date of the closing of the transfer books shall be at least ten (10) days before the date of the meeting.

SECTION 4            Stock Ledger.  The Corporation shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds.  The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection.  The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock, within or without the State of Maryland, or, if none, at the principal office or the principal executive offices of the Corporation in the State of Maryland.

SECTION 5            Lost Stock Certificate.  The Board of Directors of the Corporation may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen, or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Corporation.  In its discretion, the Board of Directors or such officer or officers may refuse to issue such new certificates save upon the order of some court having jurisdiction in the premises.

ARTICLE VI

Finance

SECTION 1            Checks, Drafts, Etc.  All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the President, a Vice-president or an Assistant Vice-President and countersigned by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.

SECTION 2            Annual Statement of Affairs.  There shall be prepared annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year.  The statement of affairs shall be submitted at the annual meeting of the stockholders and, within twenty (20) days after the meeting, placed on file at the Corporation’s principal office.  Such statement shall be prepared or caused to be prepared by such executive officer of the Corporation as may be designated in an additional or supplementary By-Law adopted by the Board of Directors.  If no other executive officer is so designated, it shall be the duty of the President to prepare or cause to be prepared such statement.

SECTION 3            Fiscal Year.  The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.  In the absence of any such resolution, the fiscal year of the Corporation shall end on the last day of December in each year.

ARITCLE VII

Sundry Provisions

SECTION 1            Books and Records.  The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors.  The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection.  Minutes shall be recorded in written form but may be maintained in the form of a reproduction.

SECTION 2            Corporate Seal.  The Board of Directors shall provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary.  The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

SECTION 3            Bonds.  The Board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

SECTION 4            Voting Upon Shares in Other Corporations.  Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the President, a Vice-President, or a proxy appointed by either of them.  The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

SECTION 5            Mail.  Any notice or other document which is required by these By-Laws to be mailed shall be deposited in the United States mails, postage prepaid.

SECTION 6            Execution of Documents.  A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

SECTION 7            Amendment of By-Laws.  Except as otherwise herein provided, the Board of Directors shall have the power and authority to amend, alter or repeal these By-Laws or any provision thereof, and may from time to time make additional By-Laws without the approval or consent of the stockholders, but subject to the limitation that any modification to the By-Laws made by the directors shall be subject to repeal by the affirmative vote of a majority of the votes entitled to be cast at any duly constituted meeting of stockholders.  The stockholders shall also have the power to adopt, alter, or repeal any By-Laws of the Corporation and to make new By-Laws by the affirmative vote of a majority of votes entitled to be cast at any duly constituted meeting of stockholders.

ARTICLE VIII

Indemnification

SECTION 1            Definitions.  As used in this Article VIII, any word or words that are defined in Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time, (the “Indemnification Section”) shall have the same meaning as provided in the Indemnification Section.

SECTION 2            Indemnification.  The Corporation shall indemnity and advance expenses to a director or officer of the Corporation in connection with a proceeding to the fullest extent permitted by and in accordance with the Indemnification Section.  With respect to other employees or agents of the Corporation, the Corporation may, as determined in the discretion of the Board of Directors, indemnify and advance expenses to such employees or agents in connection with a proceeding to the extent permitted by and in accordance with the Indemnification Section.